                                                                 EXHIBIT 99.(A)


                          AGREEMENT AND PLAN OF MERGER


                           DATED AS OF JUNE 12, 1998


                                     AMONG


                            TRIANGLE PACIFIC CORP.,


                        ARMSTRONG WORLD INDUSTRIES, INC.


                                      AND


                           SAPLING ACQUISITION, INC.

                                LIST OF EXHIBITS


Schedule                                                       Title
--------                                                       -----

1.2(a)                                    Officers and Directors Tendering

5.5(a)                                          Employment Agreements

5.5(b)                                                 Severance Plans

5.5(c)                                           Employee Benefit Plans

                            Table of Defined Terms


Definition                        Location of Definition
----------                        ----------------------

Acquisition Proposal.............            Section 5.4
Additional Conditions............         Section 1.1(a)
Agreement........................               Preamble
Bank Warrants....................         Section 2.5(b)
Blue Sky Laws....................      Section 3.1(c)(v)
Board of Directors...............        Section 8.13(b)
Business Day.....................        Section 8.13(c)
Certificate......................         Section 2.2(b)
Certificate of Merger............            Section 1.6
Certificates.....................         Section 2.2(b)
Closing..........................            Section 1.5
Closing Date.....................            Section 1.5
Company..........................               Preamble
Company Benefit Plans............      Section 3.1(b)(i)
Company Board Approval...........         Section 3.1(f)
Company Common Stock.............         Section 1.1(a)
Company Designees................            Section 1.3
Company Disclosure Schedule......            Section 3.1
Company Material Adverse Effect..         Section 3.1(a)
Company SEC Reports..............         Section 3.1(d)
Company Stockholders Meeting.....         Section 5.1(a)
Company Stock Options............            Section 2.4
Company Termination Fee..........         Section 7.2(b)
Company Voting Debt..............     Section 3.1(b)(ii)
Confidentiality Agreement........         Section 5.2(b)
Credit Agreement.................           Section 5.10
dated hereof.....................        Section 8.13(a)
D&O Insurance....................         Section 5.7(b)
DGCL.............................            Section 1.2
Dissenting Shares................            Section 2.3
DOJ..............................         Section 5.3(b)
Effective Time...................            Section 1.6
Employment Agreements............         Section 5.5(a)
ERISA............................      Section 3.1(b)(i)
ESJ Warrants.....................         Section 2.5(a)
Exchange Act.....................         Section 1.1(a)
Expenses.........................            Section 5.6
Extension Date...................         Section 1.1(a)
Financial Advisor................         Section 3.1(h)
GAAP.............................         Section 3.1(d)

Governmental Entity..............    Section 3.1(c)(iii)
HSR Act..........................      Section 3.1(c)(v)
Indebtedness.....................        Section 8.13(d)
Indemnified Party................         Section 5.7(a)
Indenture........................            Section 5.9
Lien.............................    Section 3.1(b)(iii)
Merger...........................               Recitals
Merger Consideration.............         Section 2.1(c)
Merger Sub.......................               Preamble
Merger Sub Common Stock..........            Section 2.1
Minimum Condition................         Section 1.1(a)
Offer............................         Section 1.1(a)
Offer Documents..................         Section 1.1(b)
Offer Price......................         Section 1.1(a)
Offer to Purchase................         Section 1.1(a)
Options..........................      Section 3.1(b)(i)
Parent...........................               Preamble
Parent Disclosure Schedule.......            Section 3.2
Parent Material Adverse Effect...         Section 3.2(a)
Paying Agent.....................         Section 2.2(a)
Permitted Lien...................        Section 8.13(g)
Person...........................        Section 8.13(f)
Preferred Stock..................     Section 3.1.(b)(i)
Proxy Statement..................         Section 5.1(b)
Regulatory Law...................         Section 5.3(b)
Required Company Vote............         Section 3.l(g)
Required Consents................      Section 3.1(c)(v)
Schedule 14D-1...................         Section 1.1(b)
Schedule 14D-9...................         Section 1.2(b)
SEC..............................         Section 1.1(a)
Securities Act...................      Section 3.1(c)(v)
Share............................         Section 1.1(a)
Shares...........................         Section 1.1(a)
Senior Notes.....................            Section 5.9
Stock Tender Agreement...........        Section 8.13(h)
Subsidiary.......................        Section 8.13(j)
Superior Proposal................            Section 5.4
Surviving Corporation............            Section 1.4
the other party..................        Section 8.13(e)
Transactions.....................         Section 1.2(a)
Trustee..........................            Section 5.9
Violation........................     Section 3.1(c)(ii)
Warrants.........................         Section 2.5(b)
Warrant Consideration............         Section 2.5(c)

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of June 12, 1998 (this "AGREEMENT"), among TRIANGLE PACIFIC CORP., a Delaware corporation (the "COMPANY"), ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation ("PARENT"), and SAPLING ACQUISITION, INC., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB").


                              W I T N E S S E T H:

          WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Sub have each approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent and Merger Sub pursuant to the Offer (as defined herein) and the merger of Merger Sub with and into the Company (the "MERGER") upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                              THE OFFER AND MERGER

          1.1  THE OFFER.  (a)  Provided that this Agreement shall not have been
               ---------
terminated in accordance with Section 7.1 and none of the events set forth in Annex A hereto (other than the events set forth in clause (g) thereof) shall have occurred or be continuing, as promptly as practicable (but in no event later than five business days from the public announcement of the execution hereof), Merger Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) an offer (the "OFFER") to purchase for cash all of the issued and outstanding shares of Common Stock, par value $.01 per share (each a "SHARE" and, collectively, the "SHARES" or the "COMPANY COMMON STOCK"), of the Company, at a price of $55.50 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, the "OFFER PRICE"). Merger Sub shall, on the terms and subject only to the prior satisfaction or waiver of the conditions of the Offer set forth in Annex A hereto (except that the Minimum Condition (as defined herein) may not be waived by Parent or Merger Sub without the consent of the

Company), accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law. The obligations of Merger Sub to accept for payment and to pay for any and all Shares validly tendered on or before the expiration of the Offer and not withdrawn shall be subject only to
(i) there being validly tendered and not withdrawn before the expiration of the Offer, that number of Shares which, together with any Shares beneficially owned by Parent or Merger Sub, represent at least a majority of the Shares outstanding on a fully diluted basis (the "MINIMUM CONDITION") and (ii) the other conditions set forth in Annex A hereto (the "ADDITIONAL CONDITIONS" and, together with the Minimum Condition, the "OFFER CONDITIONS"). The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") containing the terms set forth in this Agreement and the Offer Conditions. Merger Sub shall not amend or waive the Minimum Condition and shall not decrease the Offer Price or decrease the number of Shares sought, or amend any other term or condition of the Offer in any manner adverse to the holders of the Shares or, except as provided in the next two sentences, extend the expiration date of the Offer without the prior written consent of the Company. Notwithstanding the foregoing, Merger Sub may, without the consent of the Company, (i) extend the Offer on one or more occasions for an aggregate period of not more than 20 days, if at the scheduled or extended expiration date of the Offer, the Minimum Condition shall not be satisfied, (ii) extend the Offer from time to time until the earlier to occur of
(x) the satisfaction or waiver of all Offer Conditions or (y) August 31, 1998;

provided, however, that notwithstanding the foregoing, if all Offer Conditions
--------  -------
other than the HSR Condition (as defined in Annex A hereto) have been satisfied or waived, Merger Sub may, if such HSR Condition is reasonably capable of being satisfied, extend the Offer without the consent of the Company until October 31, 1998 (either such date, as applicable, being the "EXTENSION DATE"), if at the scheduled or extended expiration date of the Offer any of the Offer Conditions (other than the Minimum Condition) which are reasonably capable of being satisfied shall not be satisfied or waived, (iii) extend the Offer for any period required by any rule, regulation, interpretation or position of the United States Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer and (iv) extend the Offer on one or more occasions for an aggregate period of not more than 10 Business Days beyond the latest expiration date that would otherwise be permitted under clause (i), (ii) or (iii) of this sentence, if on such expiration date there shall not have been tendered at least 90% of the outstanding Shares on a fully diluted basis;

provided, however, that if the Offer is extended pursuant to this clause (iv)
--------  -------
hereof, the conditions to the Offer set forth in clauses (b), (f) or (h) of Annex A hereto shall be deemed satisfied at all times thereafter. Notwithstanding the foregoing, if requested by the Company, Merger Sub shall, and Parent agrees to cause Merger Sub to, extend the Offer from time to time until the earlier to occur of (x) the satisfaction or waiver of all Offer Conditions or (y) the Extension Date if, and to the extent that, at the initial expiration date of the Offer, or any extension thereof, all Offer Conditions have not been satisfied or waived and all such conditions are reasonably capable of being satisfied. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase, in each case without the consent of the Company.

          (b) As soon as practicable on the date the Offer is commenced, Parent and Merger Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "SCHEDULE 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "OFFER DOCUMENTS"). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Merger Sub with respect to information supplied by the Company or any of its stockholders in writing for inclusion or incorporation by reference in the Offer Documents. Each of Parent and Merger Sub further agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and Merger Sub further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the initial Schedule 14D-1 before it is filed with the SEC. In addition, Parent and Merger Sub agree to provide the Company and its counsel in writing with any comments or other communications that Parent, Merger Sub or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

          (c) Parent shall provide or cause to be provided to Merger Sub all of the funds necessary to purchase any shares of Company Common Stock that Merger Sub becomes obligated to purchase pursuant to the Offer.

          (d) Upon the consummation of the Offer, Parent agrees to make a loan to the Company, on commercially reasonable terms, in an amount sufficient for the Company to make payments to holders of Company Stock Options as set forth in
Section 2.4 hereof, or, if such amount cannot be borrowed by the Company for any reason, to contribute such amount to the Company.

          1.2  COMPANY ACTIONS.  (a)    The Company hereby approves of and
               ---------------
consents to the Offer and represents that the Board of Directors (as defined in Section 8.13(b)), at a meeting duly called and held, has duly and unanimously
(i) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger (as defined in the Recitals hereto) (collectively, the "TRANSACTIONS") and (ii) determined, as of the date of such resolutions, that the terms of the Offer and the Merger are fair to, and in the best interests of the Company's stockholders, and resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Merger Sub and approve and adopt this Agreement and the Merger (if required) and (iv) taken all necessary steps to render Section 203 of the Delaware General Corporation Law (the "DGCL") inapplicable to the Merger (it being understood that

(x) nothing in this Agreement shall prevent or prohibit the Company from complying with Rule 14d-9 and Rule 14(e)(2) under the Exchange Act with respect to an Acquisition Proposal and (y) such recommendation may be withdrawn, modified or amended as provided in Section 5.4 hereof). The Company has been advised by each of its directors and executive officers listed on Schedule
                                                                  --------
1.2(a) annexed hereto that each such person currently intends to tender all
------
Shares beneficially owned by such person pursuant to the Offer.

          (b) As promptly as practicable following the commencement of the Offer and in all events not later than 10 business days following such commencement, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "SCHEDULE 14D-9") which shall, subject to the provisions of this Agreement, contain the recommendation referred to in clause (ii) of Section 1.2(a) hereof. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Merger Sub in writing for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review the initial
Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, Merger Sub and their counsel in writing with any comments or other communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

          (c) In connection with the Offer and the Merger, the Company will promptly furnish or cause to be furnished to Merger Sub mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall furnish Merger Sub with such additional information (including updated lists of holders of Shares and their addresses, mailing labels and lists of security positions) and such other assistance as Merger Sub or its agents may reasonably request in communicating the Offer to the record and beneficial stockholders of the Company. Except for such steps as are necessary to disseminate the Offer Documents and as required by applicable law, each of Parent and Merger Sub shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, will upon request of the Company deliver, and use its reasonable best efforts to cause its agents and representatives to deliver to the Company all copies of such information then in its possession or the possession of its agents or representatives.

          1.3  DIRECTORS.  (a)  Promptly upon the purchase of and payment
               ---------
for Shares by Parent or any of its Subsidiaries (as defined in Section 8.13(j)) pursuant to the Offer, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Merger Sub, Parent and any of their affiliates bears to the total number of shares of Company Common Stock then outstanding. The Company shall, upon request of Merger Sub take any and all actions within the Company's power which are necessary to cause Parent's designees to be appointed to the Board of Directors (including by increasing the size of the Board of Directors or using its best efforts to cause incumbent directors to resign). At such time, the Company shall use its best efforts to cause persons designated by Parent to constitute the same percentage of each committee of the Board of Directors, each board of directors of each Subsidiary and each committee of each such board as such persons represent on the Board of Directors. Notwithstanding the foregoing, until the Effective Time (as defined in Section 1.6 hereof), the Company shall retain as members of its Board of Directors at least two directors who are directors of the Company on the date hereof (the "COMPANY DESIGNEES"). The Company's obligations under this Section 1.3(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3(a), including mailing to stockholders the information required to by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Parent or Merger Sub will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

          (b) From and after the time, if any, that Parent's designees constitute a majority of the Board of Directors and until the Effective Time any amendment of this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent of Merger Sub hereunder, any waiver of any condition or any of the Company's rights hereunder or other action by the Company hereunder may be effected only by the action of a majority of the directors of the Company then in office who are Company Designees, which action shall be deemed to constitute the action of the full Board of Directors; provided, that if there shall be no such directors (other than in breach hereof), such actions may be effected by unanimous vote of the entire Board of Directors of the Company.

          1.4  THE MERGER.  Upon the terms and subject to the conditions set
               ----------
forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"),

Merger Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") under the name "Triangle Pacific Corp."

          1.5  CLOSING.  The closing of the Merger (the "CLOSING") will take
               -------
place on the fifth Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "CLOSING DATE"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of O'Melveny & Myers LLP, 153 East 53rd Street, New York, NY 10022, unless another place is agreed to in writing by the parties hereto.

          1.6  EFFECTIVE TIME.  As soon as practicable following the Closing,
               --------------
the parties shall (i) file a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as the Company and Parent shall agree and be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

          1.7  EFFECTS OF THE MERGER.  At and after the Effective Time, the
               ---------------------
Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.8  CERTIFICATE OF INCORPORATION.  The certificate of incorporation
               ----------------------------
of the Company, as in effect immediately before the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

          1.9  BYLAWS.  The bylaws of the Company as in effect at the Effective
               ------
Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          1.10 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION.  The officers of
               -----------------------------------------------
the Company as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Merger Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

          1.11  VOTE TO APPROVE MERGER.  Parent agrees that it will vote, or
                ----------------------
cause to be voted, all of the Shares then owned by it, Merger Sub or any of its other Subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

          1.12 MERGER WITHOUT MEETING OF STOCKHOLDERS.  If permitted by the
               --------------------------------------
DGCL, in the event that Parent, Merger Sub or any other Subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

          2.1  CONVERSION OF CAPITAL STOCK.  As of the Effective Time, by virtue
               ---------------------------
of the Merger and without any action on the part of the holders of any shares of Company Common Stock or common stock of Merger Sub (the "MERGER SUB COMMON STOCK"):

          (a) Merger Sub Common Stock.  Each issued and outstanding share of
              -----------------------
Merger Sub Common Stock shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock.  Each share
              -----------------------------------------------------
of Company Common Stock owned by the Company or any Subsidiary of the Company and each share of Company Common Stock owned by Parent, Merger Sub or any other wholly owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Exchange of Shares.  Each issued and outstanding share of Company
              ------------------
Common Stock (other than Shares to be cancelled in accordance with Section 2.1(b) hereof and any Dissenting Shares (as defined in Section 2.3 hereof, if applicable)), shall be converted into the right to receive the Offer Price, payable to the holder thereof, without interest (the "MERGER CONSIDERATION"), upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.2 hereof. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with
Section 2.2 hereof, without interest, or to perfect any rights of appraisal as a holder of Dissenting Shares that such holder may have pursuant to Section 262 of the DGCL.

          2.2  EXCHANGE OF CERTIFICATES.
               ------------------------

          (a) Paying Agent.  Parent shall designate a bank or trust company
              ------------
reasonably acceptable to the Company to act as agent in order for the holders of shares of Company Common Stock and the holders of Warrants in connection with the Merger (the "PAYING AGENT") to receive the funds to which all such holders shall become entitled pursuant to Section 2.1(c) or 2.5 hereof. Before the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent such funds for timely payment hereunder. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation.

          (b) Exchange Procedures.  Parent shall instruct the Paying Agent to,
              -------------------
as soon as reasonably practicable after the Effective Time but in no event more than three business days thereafter, mail to each holder of record of a certificate, which immediately before the Effective Time represented outstanding shares of Company Common Stock (a "CERTIFICATE," or, collectively, the "CERTIFICATES"), whose shares were converted pursuant to Section 2.1 hereto into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2. No interest will be paid or accrue on the cash payable upon the surrender of any Certificate.

          (c) Transfer Books; No Further Ownership Rights in Company Common
              -------------------------------------------------------------
Stock.  At the Effective Time, the stock transfer books of the Company shall be
-----
closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately before the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (d) Termination of Fund; No Liability.  At any time following one year
              ---------------------------------
after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          2.3  DISSENTING SHARES.  Notwithstanding anything in this Agreement to
               -----------------
the contrary, Shares outstanding immediately before the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the DGCL ("DISSENTING SHARES") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Shares held by him or her in accordance with the provisions of Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or withdraws or loses his or her right to appraisal, in which case such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon. The Company shall give Parent (i) prompt notice of any demands for appraisal of Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

          2.4  COMPANY OPTION PLANS.
               --------------------

          (a) All outstanding options to purchase Company Common Stock held by all current and former employees and directors of the Company ("COMPANY STOCK OPTIONS") granted to such employees and directors under any Company Benefit Plan (as defined in Section 3.1(b)(i)), whether or not then exercisable, shall be made fully vested and exercisable and canceled by the Company immediately before the earlier of (x) the consummation of the Offer or (y) the Effective Time, and thereafter, the holders' sole right shall be to, and the holders thereof shall, receive from the Company, for each Share subject to such Company Stock Option, an amount in cash equal to the difference between the Offer Price and the exercise price per share of such Company Stock Option, which amount shall be paid by the Company at the time such Company Stock Option is canceled. The Company will use its best efforts to obtain any necessary consents and make any amendments to the terms of the Company Benefit Plans to the extent such consents or amendments are necessary to give effect to the foregoing. All applicable withholding taxes attributable to the payments made hereunder shall be deducted from the amounts payable under this Section 2.4.

          (b) Prior to the Effective Time, the Company's employee stock benefit plans shall be terminated and the provisions in any other Company Benefit Plan providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary shall be deleted. The Company shall take all actions necessary to ensure that following the Effective Time no holder of a Company Stock Option or any participant in any Company Benefit Plan shall have the right thereunder to acquire any capital stock of the Company, Parent, the Surviving Corporation or any of their respective Subsidiaries, except as provided in this Section 2.4.

          2.5  WARRANTS.
               --------

          (a) In accordance with the terms of the ESJ Exchange Agreement dated as of June 5, 1992 among the ESJ Entities, TPC Holding Corp. and the Company and the warrant certificates issued thereunder (the "Warrant Certificates"), all outstanding warrants of the Company issued pursuant thereto (the "ESJ WARRANTS") (other than ESJ Warrants owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent, which ESJ Warrants shall be canceled and extinguished at the Effective Time, with no payment being made with respect to such ESJ Warrants) shall, following the Effective Time, be exercisable only for an amount of cash equal to the Offer Price and the holders of such ESJ Warrants shall be entitled to receive, upon surrender to the Paying Agent of the warrant certificates for cancellation, cash in an amount equal to the Warrant
Consideration.   The Company shall take all actions necessary to ensure that following the Effective Time (i) the ESJ Warrants shall represent only the right to receive the Warrant Consideration in lieu of Shares issuable upon exercise thereof, (ii) all warrant agreements shall be terminated and cancelled and
(iii) no party to such warrant agreements shall have the right to acquire any capital stock of the Company, Parent, the Surviving Corporation or any of their respective subsidiaries.

          (b) In accordance with the terms of the Lenders' Equity Agreement dated as of June 5, 1992 between the Company and certain banks and other financial institutions (the "Banks"), the Banks hold certain rights (the "BANK WARRANTS" and, collectively with the ESJ Warrants, the "WARRANTS") entitling them to receive an aggregate of 4,858 Shares (upon payment of $.01 per Share) upon the exercise of the ESJ Warrants by the holders thereof. The Company agrees to use its best efforts to (i) obtain, prior to the Effective Time, consents or waivers from each Bank whereby such Bank agrees to receive the Warrant Consideration in lieu of Shares issuable upon the exercise of the Bank Warrants and (ii) ensure that following the Effective Times (x) the Bank Warrants shall represent only the right to receive cash in an amount equal to the per share Offer Price less $.01 per share, (y) the Lenders' Equity Agreement shall be terminated and cancelled and (z) no party to such Lenders' Equity Agreement shall have the right to acquire any capital stock of the Company, Parent, the Surviving Corporation or any of their respective Subsidiaries..

          (c) As used herein "WARRANT CONSIDERATION" shall mean an amount per Warrant equal to the product of (i) the number of Shares issuable upon exercise of such Warrant and (ii) the difference between the Offer Price and the per Share exercise price per Warrant, without interest, which amount shall be paid from and after the Effective Time.

          2.6  LOST CERTIFICATES.  If any Certificate or Warrant Certificate
               -----------------
shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate or Warrant Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate or Warrant Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate or Warrant Certificate the applicable Merger Consideration or Warrant Consideration, as the case may be, with respect to the shares of Company Common Stock or Warrants formerly represented thereby.

          2.7  WITHHOLDING RIGHTS.  Each of the Surviving Corporation and Parent
               ------------------
shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Warrants such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Warrants in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

          2.8  FURTHER ASSURANCES.  At and after the Effective Time, the
               ------------------
officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          3.1  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  Except as set
               ---------------------------------------------
forth in the Company SEC Reports (as defined in Section 3.1(d)) filed prior to the date hereof or in the Company Disclosure Schedule delivered by the Company to Parent before the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Merger Sub as follows:

          (a) Organization, Standing and Power.  Each of the Company and its
              --------------------------------
Subsidiaries (1) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (2) has all necessary power and authority required to own, lease, license or use its assets and properties now owned, leased, licensed or used and to carry on its business as now conducted and (3) is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, under the laws of each jurisdiction in which qualification is required either to own, lease, license or use its properties now owned, leased, licensed and used or to carry on its business as now conducted, except where the failure to effect or obtain such qualification, individually or in the aggregate, would not constitute a Company Material Adverse Effect. "COMPANY MATERIAL ADVERSE EFFECT" means, with respect to the Company, any adverse change, circumstance or effect that is reasonably likely to be materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or on transactions contemplated hereby, other than any change, circumstance or effect (i) relating to the economy or securities markets in general, (ii) relating to the industries in which the Company operates and not specifically relating to the Company or (iii) resulting from the execution of this Agreement, the announcement of this Agreement and the Transactions contemplated hereby or any change in the value of the Company relating to such execution or announcement. The copies of the certificate of incorporation and bylaws of the Company, which were previously furnished to Parent, are complete copies of such documents as in effect on the date of this Agreement.

          (b)  Capital Structure.
               -----------------

               (i) The authorized capital stock of the Company consists solely of 30,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"). As of June 9, 1998, 14,766,575 shares of Company Common Stock were issued and outstanding, no shares of Preferred Stock were issued and outstanding, no shares of capital stock were held in the treasury of the Company and 2,510,021 shares of Company Common Stock were reserved for issuance pursuant to the Company Benefit Plans and Warrants of the Company. Since such date, there have been no issuances of shares of the capital stock of the Company or any other securities of the Company other than issuances of shares pursuant to options or rights outstanding as of such date under the Company Benefit Plans. All issued and outstanding shares of the capital stock of the Company are and all shares reserved for issuance will be, when issued in accordance with the terms specified in the commitments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. As of June 9, 1998 except for (i) options representing in the aggregate the right to purchase 1,375,414 shares of Company Common Stock under the Company Benefit Plans and (ii) 809,014 Warrants validly issued and currently exercisable for 809,014 shares of Company Common Stock in the aggregate, there were no, and at the Effective Time (except pursuant to this Agreement) there will not be any, outstanding securities, options, subscriptions, warrants, calls, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "OPTIONS") obligating the Company or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any shares of capital stock of the Company or to issue, grant, extend or enter into any Option with respect thereto or to repurchase, redeem or otherwise acquire any share of capital stock of the Company. The

     Company is not a party to any voting agreement with respect to the voting of any of its securities. "COMPANY BENEFIT PLANS" means each employee benefit plan, program, arrangement and contract (including but not limited to any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") , whether or not subject to ERISA and any bonus, deferred compensation, incentive, stock appreciation right, phantom stock, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control, severance or other compensatory plan, program, arrangement and contract) all of the foregoing in effect on the date of this Agreement and, in the case of a Company Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement, to which the Company is a party, which is maintained or contributed to by the Company or a Subsidiary, or with respect to which the Company could incur material liability or which otherwise benefits any employees and directors of the Company or its Subsidiaries. No options or warrants or other rights to acquire capital stock from the Company have been issued or granted since June 9, 1998.

               (ii) No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) on matters on which stockholders of the Company or any of its Subsidiaries may vote ("COMPANY VOTING DEBT") are authorized, issued or outstanding.

               (iii) All of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Company or a Subsidiary wholly-owned, directly or indirectly, by the Company, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each, a "LIEN"), other than Permitted Liens described in clauses (i) and (ii) of the definition thereof. Except for interests in its Subsidiaries, neither the Company nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, limited liability company, trust or other entity. There are no outstanding Options obligating the Company or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any shares of capital stock of any Subsidiary of the Company or to issue, grant, extend or enter into any Option with respect thereto, or to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary of the Company.

               (c)  Authority; No Conflicts.
                    -----------------------

               (i) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Company Vote (as defined in Section 3.1(g)), if required by law. The execution and delivery of this Agreement and the consummation of the Transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Company Vote. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (ii) The execution and delivery of this Agreement does not and the consummation of the Merger and the other Transactions contemplated hereby will not conflict with, result in any violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets of the Company or any of its Subsidiaries (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "VIOLATION") pursuant to: (A) any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or (B) except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect and, subject to obtaining or making the Required Consents (as defined in Section 3.1(c)(iv)), any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger and the other Transactions contemplated hereby, except for the Required Consents and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

               (iv) The Company and its Subsidiaries are not in violation of any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets except for violations which, individually or in the aggregate, do not constitute a Company Material Adverse Effect.

               (v) As used herein, "REQUIRED CONSENTS" shall mean consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (B) state securities or "blue sky" laws (the "BLUE SKY LAWS"), (C) the Securities Act of 1933, as amended (the "SECURITIES ACT"), (D) the Exchange Act, (E) the filing of the Certificate of Merger under the DGCL, (F) rules and regulations of NASDAQ, (G) antitrust or other competition laws of other jurisdictions and
     (H) consents set forth on the Company Disclosure Schedule.

          (d) Reports and Financial Statements.  The Company and each of its
              --------------------------------
wholly owned Subsidiaries required to file reports under Sections 13 or 15(d) of the Exchange Act has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1995 (collectively, including all exhibits thereto, and together with such other reports, schedules, forms, statements and other documents, filed by the Company or any Subsidiary with the SEC under the Exchange Act and the Securities Act, including all exhibits thereto, the "COMPANY SEC REPORTS"). None of the Company SEC Reports, as of their respective dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, and were prepared in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of the Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. Except for matters reflected or reserved against in the balance sheet for the period ended April 3, 1998 included in the financial statements contained in the Company's most recent Form 10-Q, neither the Company nor any of its Subsidiaries has incurred since that date any liabilities or obligations of any nature (whether accrued, absolute, contingent, fixed or otherwise) which would be required under GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries, except liabilities and obligations which were incurred in the ordinary course of business consistent with past practice since such date.

          (e)  Information Supplied.
               --------------------

               (i) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9 or the Proxy Statement, if required, including any amendments or supplements thereto, will, at the respective times the Offer Documents, the Schedule 14D-9 and the Proxy

     Statement, as the case may be, are filed with the SEC or first published, sent or given to the Company's stockholders or at the time of the Company Stockholders Meeting contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not false or misleading. The Schedule 14D-9 and the Proxy Statement, if required, will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations thereunder.

               (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Offer Documents, the
     Schedule 14D-9 or, if required, the Proxy Statement based on information supplied by Parent for inclusion or incorporation by reference therein.

          (f) Board Approval.  The Board of Directors of the Company, by
              --------------
resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified (the "COMPANY BOARD APPROVAL"), has duly and unanimously
(i) determined that this Agreement and the terms of the Offer and the Merger are fair to, in the best interests of the Company and its stockholders, (ii) approved this Agreement, the Offer and the Merger, (iii) determined to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Merger Sub and approve and adopt this Agreement and the Transactions, and (iv) approved the transactions contemplated by the Stock Tender Agreement prior to the execution and delivery of such Stock Tender Agreement and this Agreement. The Company Board Approval constitutes approval by and on behalf of the Company of this Agreement and the Merger for purposes of
Section 251 of the DGCL and Section 203 of the DGCL and the provisions of
Section 203 of the DGCL will not, before the termination of this Agreement, apply to this Agreement, the Offer, the Merger or the other transactions contemplated hereby.

          (g) Vote Required.  The affirmative vote of the holders of a majority
              -------------
of the outstanding shares of Company Common Stock, voting together as a single class, to approve the Merger (the "REQUIRED COMPANY VOTE"), if required by applicable law, is the only vote of the holders of any class or series of the Company capital stock or Company Voting Debt necessary to adopt this Agreement and approve the Transactions contemplated hereby.

          (h) Brokers or Finders.  No agent, broker, investment banker,
              ------------------
financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the Transactions contemplated by this Agreement, except Salomon Smith Barney (the "FINANCIAL ADVISOR"), whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm, which has been disclosed to Parent.

          (i) Opinion of the Financial Advisor.  The Company has received the
              --------------------------------
opinion of the Financial Advisor, dated the date hereof, to the effect that, as of such date, the Offer Price and the Merger Consideration is fair, from a financial point of view, to the holders of

Company Common Stock, a true and complete copy of which has been delivered to Parent prior to the execution of this Agreement.

          (j) Absence of Certain Changes or Events. Except for the process
              ------------------------------------
culminating in the execution of this Agreement and as contemplated by this Agreement, since January 2, 1998 (i) there has not been any change, event or development constituting, individually or in the aggregate, a Company Material Adverse Effect; (ii) the businesses of the Company and its Subsidiaries have been conducted only in the ordinary course consistent with past practice; (iii) the Company has not set aside or declared any dividend or other distribution with respect to its capital stock; and (iv) the Company has not changed, in any material way, its accounting principles, practices or methods.

          (k) Title to Properties; Entire Business.  The Company and its
              ------------------------------------
Subsidiaries have good title or a valid and subsisting leasehold interest in and to or a valid and enforceable license to use all material assets, properties and rights owned, used or held for use by them in the conduct of their respective businesses, in each case, free and clear of any Liens other than Permitted Liens. The Company and its Subsidiaries own or have sufficient right to use all assets and properties necessary to conduct their businesses in the manner in which they are currently conducted.

          (l) Litigation.  As of the date hereof, there is no suit, action or
              ----------
proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, constitutes a Company Material Adverse Effect.

          3.2  REPRESENTATIONS AND WARRANTIES OF PARENT.  Except as set forth in
               ----------------------------------------
the Parent Disclosure Schedule delivered by Parent to the Company before the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent represents and warrants to the Company hereof as follows:

          (a) Organization, Standing and Power.  Each of Parent and its
              --------------------------------
Subsidiaries (1) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (2) has all necessary power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and to carry on its business as now conducted and (3) is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, under the laws of each jurisdiction in which qualification is required either to own, lease, license or use its properties now owned, leased, licensed and used or to carry on its business as now conducted, except where the failure to effect or obtain such qualification, individually or in the aggregate, would not constitute a Parent Material Adverse Effect. "PARENT MATERIAL ADVERSE EFFECT" means, with respect to Parent, any adverse change, circumstance or effect that is reasonably likely to be materially adverse to the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole or on the transactions contemplated hereby, other than any change, circumstance or effect (i) relating to the economy or securities markets in general, or (ii) relating to the industries in which Parent and its Subsidiaries operate and not specifically relating to Parent and its Subsidiaries. The copies of the certificate of incorporation and bylaws of Parent, which were previously furnished to the Company, are complete copies of such documents as in effect on the date of this Agreement.

          (b)  Authority; No Conflicts.
               -----------------------

               (i) Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (ii) The execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the Merger and the other Transactions contemplated hereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or bylaws of Parent or any Subsidiary of Parent, (B) except as would not, individually or in the aggregate, constitute a Parent Material Adverse Effect and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any Subsidiary of Parent or their respective properties or assets.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or the consummation of the Merger and the other Transactions contemplated hereby, except for the Required Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

          (c)  Information Supplied.
               --------------------

               (i) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (A) the Offer Documents or the Schedule 14D-9, including any amendments or supplements thereto, will, at the respective times the Offer Documents and the Schedule 14D-9 are filed with the SEC or first published or given to the Company's stockholders contain any untrue statement of material fact, or omit to state any material fact required to be stated herein or necessary in order to make the statements therein in light of the circumstances under which they were made not false or misleading, and (B) if required, the Proxy Statement will, on the date it is first mailed to Company stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (ii) Notwithstanding the foregoing provisions of this Section 3.2(c), no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Offer Documents, the
     Schedule 14D-9, or the Proxy Statement, if required, based on information supplied by the Company for inclusion or incorporation by reference therein.

          (d) Board Approval.  The Board of Directors of Parent, by resolutions
              --------------
duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly and unanimously (i) determined that this Agreement and the Merger are fair to and in the best interests of Parent and its stockholders and (ii) approved this Agreement and the Merger.

          (e) Brokers or Finders.  No agent, broker, investment banker,
              ------------------
financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the Transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except J.P. Morgan & Company and Bain & Company, whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm based upon arrangements made by or on behalf of Parent and previously disclosed to the Company.

          3.3  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.  Parent
               -------------------------------------------------------
and Merger Sub represent and warrant to the Company as follows:

          (a) Organization and Corporate Power.  Merger Sub is a corporation
              --------------------------------
duly incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a direct wholly owned subsidiary of Parent. The copies of the certificate of incorporation and bylaws of Merger Sub, which were previously furnished to the Company, are complete copies of such documents as in effect on the date of this Agreement.

          (b) Corporate Authorization.  Merger Sub has all requisite corporate
              -----------------------
power and authority to enter into this Agreement and to consummate the Transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the Transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless or whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (c) No Conflicts.  The execution, delivery and performance by Merger
              ------------
Sub of this Agreement and the consummation by Merger Sub of the Transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or bylaws of Merger Sub.

          (d) No Business Activities.  Merger Sub has not conducted any
              ----------------------
activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the Transactions contemplated hereby. Merger Sub has no Subsidiaries.

          (e) Sufficient Funds.  Either Parent or Merger Sub has sufficient
              ----------------
funds available to purchase all of the Shares outstanding on a fully diluted basis pursuant to the Offer, to perform their respective obligations under this Agreement including, without limitation, making the loans and/or contributions to the Company as set forth in Section 1.1(d), 5.9 and 5.10 hereof and to pay all fees and expenses related to the Transactions contemplated by this Agreement to be paid by them.

          (f) Share Ownership.  Except as contemplated by the Stock Tender
              ---------------
Agreement, none of Parent, Merger Sub or any of their respective "affiliates" or "associates" (as those terms are defined in Rule 12b-2 under the Exchange Act) beneficially owns any Shares.


                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          4.1  COVENANTS OF THE COMPANY.  During the period from the date of
               ------------------------
this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Company Disclosure Schedule or as required by a Governmental Entity or to the extent that Parent shall otherwise consent in writing, such consent not to be unreasonably withheld):

          (a) Ordinary Course.  The Company and its Subsidiaries shall carry on
              ---------------
their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business and keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them; provided,
                                                                       --------
however, that no action by the Company or its Subsidiaries covered by any other
-------
provision of this Section 4.1
shall be deemed a breach of this Section 4.1(a) unless such action would also constitute a breach of one or more of such other provisions.

          (b) Dividends; Changes in Share Capital.  The Company shall not, and
              -----------------------------------
shall not permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions (whether in stock, cash or property) in respect of any of its capital stock, except dividends by a wholly owned direct or indirect Subsidiary of the Company to such Subsidiary's parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except to the extent required by the Employment Agreements.

          (c) Issuance of Securities.  The Company shall not, and shall not
              ----------------------
permit any of its Subsidiaries to, issue, deliver, sell, pledge or otherwise encumber (except for Permitted Liens described in clauses (i) and (ii) of the definition thereof), any shares of its capital stock or authorize or propose the issuance, delivery, sale, pledge or encumbrance (except for Permitted Liens described in clauses (i) and (ii) of the definition thereof), of, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Company Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date hereof in accordance with their present terms or upon the exercise of the Warrants, or (ii) issuances by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent.

          (d) Governing Documents.  Except to the extent required to comply with
              -------------------
their respective obligations hereunder, required by law or required by the rules and regulations of the NASDAQ, the Company and its wholly owned Subsidiaries shall not amend their respective certificates of incorporation, bylaws or other governing documents.

          (e) Acquisitions and Divestitures.  The Company shall not, and shall
              -----------------------------
not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of the Company and its Subsidiaries in the ordinary course); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing wholly owned Subsidiaries of the Company or (y) the creation of new Subsidiaries of the Company organized to conduct or continue activities otherwise permitted by this Agreement that in the case of clause (x) and (y) would not otherwise be prohibited by or result in a breach of any other provision of this Section 4.1. Other than (i) internal reorganizations or consolidations involving existing wholly owned

Subsidiaries of the Company and (ii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the Transactions contemplated hereby, the Company shall not, and shall not permit any wholly owned Subsidiary of the Company to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of wholly owned Subsidiaries of the Company) which are material, individually or in the aggregate, to the Company other than sales of inventory in the ordinary course of business.

          (f) Indebtedness.  The Company shall not, and shall not permit any of
              ------------
its wholly owned Subsidiaries to, (i) create, assume or incur any Indebtedness or issue any debt securities, warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, other than Indebtedness incurred under the Credit Agreement or other Indebtedness in an aggregate amount not to exceed $500,000, (ii) except in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person, other than by the Company or a wholly owned Subsidiary of the Company to or in the Company or any wholly owned Subsidiary of the Company or (iii) except in the ordinary course of business consistent with past practice, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise); provided however, that the Company may refinance Indebtedness under
            --------
the Credit Agreement.

          (g) Compensation.  Other than in accordance with the provisions of
              ------------
this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, unless required by law or to maintain the tax qualification of any Company Benefit Plan, to (i) increase any employee benefits provided to, or, except in the ordinary course of business consistent with past practices, increase the compensation or fringe benefits payable to, any employee or former employee of the Company or any Subsidiary of the Company; (ii) adopt, enter into, terminate or amend in any material respect any employment contract, collective bargaining agreement or Company Benefit Plan; (iii) pay any benefit not provided for under any Company Benefit Plan or any other benefit plan or arrangement of the Company and its Subsidiaries; or (iv) increase in any manner the severance or termination pay of any officer or employee.

          (h) Accounting Methods; Income Tax Elections.  Except as disclosed in
              ----------------------------------------
Company SEC Reports filed before the date of this Agreement, or as required by a Governmental Entity, the Company shall not change its methods of accounting in effect at December 31, 1997, except as required by changes in GAAP as concurred in by the Company's independent auditors. The Company shall not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice, without consultation with Parent.

          (i) Material Agreements.  The Company shall not, and shall not permit
              -------------------
any of its Subsidiaries to, enter into any agreement of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act, other than contracts for the sale of the Company's or its Subsidiaries' products in the ordinary course of business.

          (j) Representations and Warranties.  The Company shall not knowingly
              ------------------------------
take, and shall not permit any of its Subsidiaries knowingly to take, any actions that would make any representation or warranty of the Company contained in this Agreement untrue or incorrect in any material respect as of the date when made or as of the Closing Date.

          (k) Agreements or Commitments.  The Company shall not, and shall not
              -------------------------
permit any of its Subsidiaries to, authorize any of, or commit or agree to take any of, the foregoing actions.

          4.2  ADVICE OF CHANGES; GOVERNMENTAL FILINGS.  Each party shall (a)
               ---------------------------------------
confer on a regular and frequent basis with the other and (b) report (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. The Company and Parent shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and Parent shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective wholly owned Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the Transactions contemplated hereby.

          4.3  CONTROL OF THE COMPANY'S BUSINESS.  Nothing contained in this
               ---------------------------------
Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations before the consummation of the Offer. Before the consummation of the Offer, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          5.1  STOCKHOLDERS MEETING; PREPARATION OF PROXY STATEMENT.  If
               ----------------------------------------------------
required by applicable law in order to consummate the Merger, the Company (acting through its Board of Directors in the case of clauses (a) and (b)) shall, as soon as practicable following the consummation of the Offer in accordance with applicable law, its certificate of incorporation and its bylaws:

          (a) duly call, give notice of, convene and hold a special meeting of its stockholders as soon as practicable following the consummation of the Offer for the purpose of considering and taking action upon this Agreement (the "COMPANY STOCKHOLDERS MEETING").

          (b) subject to its fiduciary duties under applicable law, include in the proxy statement or information statement prepared by the Company for distribution to stockholders of the Company in advance of the Company Stockholders Meeting in accordance with Regulation 14A or Regulation 14C promulgated under the Exchange Act (the "PROXY STATEMENT") so much of the recommendation of its Board of Directors referred to in Section 1.2(a) hereof as is relevant to the Merger; and

          (c) (i) prepare and file a preliminary and definitive Proxy Statement with the SEC, (ii) use its best efforts to, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its stockholders following the consummation of the Offer and (iii) take all actions necessary to obtain the necessary approvals of this Agreement by its stockholders.

          (d) if there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, promptly prepare and mail to its stockholders such an amendment or supplement.

Parent will provide the Company with the information concerning Parent and Merger Sub required to be included in the Proxy Statement and will vote, or cause to be voted, all Shares owned by it or its Subsidiaries in favor of approval and adoption of this Agreement.

          5.2  ACCESS TO INFORMATION.
               ---------------------

          (a) Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) (i) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent reasonable access during normal business hours, during the period before the consummation of the Offer, to all its officers, key employees, properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent, consistent with its legal obligations, all information concerning its business, properties and personnel as Parent may reasonably request and (ii) make available to Parent a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal or state securities laws or the federal tax laws and all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that (i) a Governmental Entity requires the Company or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters or (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to the Company requires the Company or its Subsidiaries to restrict access to any properties or information.

          (b) The parties will hold any such information that is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated April 6, 1998 between the Company and Parent (the "CONFIDENTIALITY AGREEMENT").

          5.3  BEST EFFORTS.
               ------------

          (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Offer, the Merger and the other Transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees to make, to the extent it has not already done so, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

          (b) Each of the Company and Parent shall, in connection with the efforts referenced in Section 5.3(a) to obtain all requisite approvals and authorizations for the Transactions contemplated by this Merger Agreement under the HSR Act or any other Regulatory Law (as defined below), use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "REGULATORY LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.3(a) and 5.3(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of the Company and Parent shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.3 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b)(ii) so long as such party has complied in all material respects with its obligations under this Section 5.3.

          5.4  ACQUISITION PROPOSALS.  The Company agrees that neither it nor
               ---------------------
any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries' directors, officers, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets of, it or any of its Subsidiaries or any purchase or sale of more than 25% of the equity securities of the Company or any equity securities of any Significant Subsidiary (as that term is defined in Rule 405 under the Securities
Act) (any such proposal or offer whether or not in writing or in sufficient detail to be accepted and whether or not conditional (other than a proposal or offer made by Parent or an affiliate thereof) being hereinafter referred to as an "ACQUISITION PROPOSAL"). The Company further agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' directors, officers, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding the foregoing, the Company or its Board of Directors shall be permitted, at any time prior to the acceptance for payment of the Shares pursuant to the Offer, to (A) engage in discussions or negotiations with, or provide information to, any Person in response to an unsolicited Acquisition Proposal by such Person if (x) the Board of Directors of the Company concludes in good faith that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (y), before providing any information to such Person, the Board of Directors receives from such Person an executed confidentiality agreement containing confidentiality provisions substantially similar to those contained in the Confidentiality Agreement; and
(B) if the Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (i) recommend approval of such Superior Proposal, (ii) in response to such Superior Proposal, withdraw or modify in an adverse manner the Company Board Approval, or (iii) enter into an agreement in principle or a definitive agreement with respect to such Superior Proposal, provided,
                                                               --------
however, that, in the case of either (A) or (B) the Board of Directors of the
-------
Company determines in good faith after consultation with outside counsel that it should take such action consistent with its fiduciary duties under applicable law. In the event the Company shall determine to provide any information as described above, or shall receive any Acquisition Proposal, it shall promptly inform Parent as to the fact that information is to be provided or that an Acquisition Proposal has been received and shall furnish to Parent a description of the material terms thereof. As used in this Agreement, "SUPERIOR PROPOSAL" means a bona fide Acquisition Proposal which the Company Board of Directors concludes in good faith (after consultation with its financial advisors and legal counsel), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, provides for a transaction that, taking into account its likelihood of completion, is more favorable to the Company's stockholders (in their capacities as stockholders), than the Transactions contemplated by this Agreement.

          5.5  EMPLOYEE BENEFITS.
               -----------------

          (a) Employment Agreements.  Parent has reviewed and is familiar with
              ---------------------
the terms and provisions of the employment agreements set forth on Schedule 5.5(a) (the "EMPLOYMENT AGREEMENTS") and understands and agrees that such Employment Agreements are in full force and effect and constitute valid and binding agreements of the Company and/or its Subsidiaries. Parent acknowledges that the transactions contemplated by this Agreement will constitute a change of control under such Employment Agreements and that, upon such change of control, and upon any termination of employment of any employee covered by such Employment Agreements following such change of control, the pertinent employee will be entitled to the payments due under the relevant Employment Agreement to such employee upon a change of control, in the first case, and to the payments due thereunder upon a termination following a change of control, in the second case. Parent will cause the Company to comply with and make the payments due under the Employment Agreements.

          (b) Severance Agreements.  Parent has reviewed and is familiar with
              --------------------
the terms and provisions of the severance plan described on Schedule 5.5(b). Parent acknowledges that the transactions contemplated by this Agreement will constitute a "transaction change" for purposes of such severance plan and that, in consequence, the severance provisions there set forth will be applicable following the consummation of the Offer.

          (c) Benefit Plans.  Until December 31, 1999, Parent agrees that it
              -------------
shall, or it shall cause the Company and the Surviving Corporation to, maintain employee benefit plans, policies or arrangements (other than stock-based plans or stock-based provisions in plans) for the benefit of employees of the Company and its Subsidiaries (other than those employees who are employed pursuant to a collective bargaining agreement or who are members of a collective bargaining unit or labor union) which are substantially comparable in the aggregate to the employee benefit plans, policies or arrangements of the Company in effect on the date hereof (other than stock-based plans or stock-based provisions in the plans) set forth on Schedule 5.5(c).

          (d) Benefit Plan Eligibility.  Parent agrees that it shall, or it
              ------------------------
shall cause the Company and the Surviving Corporation to, give employees of the Company and/or any of its Subsidiaries full credit for service for purposes of eligibility, vesting and satisfaction of waiting periods under any employee benefit plans, policies or arrangements maintained by the Company, Parent or the Surviving Corporation in which such employees are entitled to participate. Employees of the Company and/or any of its Subsidiaries shall not be subject to any pre-existing condition exclusions or limitations under Parent's or the Surviving Corporation's benefit plans (except to the extent that such exclusions presently apply to an employee under the Company's and/or any of such Subsidiaries' benefit plans).

          5.6  FEES AND EXPENSES.  Whether or not the Offer is consummated, all
               -----------------
Expenses incurred in connection with this Agreement and the Transactions contemplated hereby shall be paid by the party incurring such Expenses, except
(a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or its Subsidiaries, (b) Expenses incurred in connection with the filing, printing and mailing of the Offer Documents, Schedule 14D-9 and, if required, the Proxy Statement, which shall be shared equally by Parent and the Company (c) amounts loaned or contributed by Parent to the Company pursuant to Section 1.1(d) or
5.10 shall be repaid by the Company or the Surviving Corporation, as the case may be, on commercially reasonable terms and (d) as provided in Section 7.2. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions contemplated hereby, including the preparation, printing, filing and mailing of the Offer Documents, Schedule 14D-9, the Proxy Statement, if required, and the solicitation of stockholder approvals, if required, and all other matters related to the Transactions contemplated hereby.

          5.7  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.
               ------------------------------------------------------

          (a) Until the expiration of all applicable statutes of limitations, from and after the consummation of the Offer, the Company shall and Parent shall cause the Company (or any successor to the Company) to, and from and after the Effective Time, Parent and Surviving Corporation shall, indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries (each an "INDEMNIFIED PARTY") against all losses, claims, damages, liabilities, fees, penalties and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement arising out of actions or omissions occurring at or before the consummation of the Offer) (including losses incurred in connection with such person's serving as a trustee or other fiduciary in any entity if such service was at the request or for the benefit of the Company or any of its subsidiaries) to the full extent permitted by the DGCL, such right to include the right to advancement of expenses incurred in the defense of any action or suit promptly after statements therefor are received to the fullest extent permitted by law; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such party is not entitled to indemnification.

Notwithstanding the foregoing, an Indemnifying Party shall not be liable for any settlement of any claim effected without such Indemnifying Party's written consent, which consent shall not be unreasonably withheld. Parent will cooperate in the defense of any such matter.

          (b) Parent or the Surviving Corporation shall maintain the Company's existing directors' and officers' liability insurance on behalf of the Indemnified Parties, including any such insurance maintained on behalf of any such Indemnified Party serving as a director or officer of any Subsidiary of the Company, including coverage with respect to claims arising from facts or events which occurred at or before the consummation of the Offer ("D&O INSURANCE") for a period of not less than six years after the consummation of the Offer; provided, however, that Parent may substitute therefor policies of substantially similar coverage with a face amount not less that the existing D&O Insurance and containing terms no less favorable to such Indemnified Parties; provided, further, if the existing D&O Insurance expires, is terminated or cancelled during such period, Parent or the Surviving Corporation will obtain substantially similar D&O Insurance.

          (c) The certificate of incorporation and the bylaws of the Company and, after the Effective Time, the Surviving Corporation shall contain the provisions with respect to advancement of expenses, indemnification and exculpation from liability set forth in the certificate of incorporation and bylaws of the Company on the date of this Agreement, which provisions shall not for a period of ten years following the Effective Time be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who on or before the consummation of the Offer were entitled to advances, indemnification or exculpation thereunder, including any individuals serving as directors or officers of any Subsidiary of the Company at the Company's request, it being acknowledged by the parties hereto that each director or officer of the Company that is currently serving as a director or officer of a Subsidiary of the Company is doing so at the request of the Company.

          (d) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all of substantially all its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.7.

          (e) The obligations of the Company, Parent and the Surviving Corporation under this Section 5.7 shall not be terminated, modified or assigned in such a manner as to materially adversely affect any Indemnified Party without the consent of such Indemnified Party (it being expressly agreed that the Indemnified Parties shall be third-party beneficiaries of this Section 5.7).

          5.8  PUBLIC ANNOUNCEMENTS.  The Company and Parent shall use all
               --------------------
reasonable efforts to develop a joint communications plan, and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the Transactions contemplated hereby shall be consistent with such joint communications plan, and
(ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the Transactions contemplated hereby.

          5.9  SENIOR NOTES.  In accordance with the terms of the Indenture,
               ------------
dated as of August 1, 1993 (the "INDENTURE"), between the Company, as issuer, and First Trust National Association, as trustee (the "TRUSTEE"), with respect to the 10 1/2% Senior Notes due 2003 (the "SENIOR NOTES"), within five days following the acquisition by Parent or Merger Sub of beneficial ownership, directly or indirectly, of more than 50% of the Common Stock, the Company shall, in accordance with the Indenture, notify the Trustee and, the Company or the Surviving Corporation, as the case may be, within 20 business days prior to the Final Change of Control Put Date (as defined in the Indenture), give written notice to each holder of the Senior Notes, stating, among other things, (i) that a Change of Control (as defined in the Indenture) has occurred, (ii) that each holder of the Senior Notes has the right to require the Company to repurchase such holder's Senior Notes at a purchase price in cash in an amount equal to 101% of the principal amount of such Senior Notes, plus accrued and unpaid interest thereon, if any, to the purchase date thereof and (iii) the date on which such Senior Notes shall be purchased which shall be a business day no later than 40 business days after the occurrence of or Change of Control.
Parent shall lend or contribute to the Company an amount in cash necessary to repurchase all such Senior Notes.

          5.10 CREDIT AGREEMENT.  The Company shall use its best efforts to
               ----------------
obtain all necessary waivers and consents prior to the consummation of the Offer so that the transactions contemplated hereby will not result in or constitute a default under that certain Credit Agreement dated as of August 4, 1993, as amended, by and among the Company, Lenders, Bank of America NT & SA, as Co-Agent for Lenders and The Bank of Nova Scotia, as the Agent for Lenders (the "CREDIT AGREEMENT"). In the event that (i) such waiver and consent is not obtained,
(ii) the transactions contemplated hereby result in a default and the Lenders under the Credit Agreement accelerate the payment of outstanding indebtedness thereunder, and (iii) the Company, after using its best efforts, is unable to refinance or repay such indebtedness, then, following the consummation of the Offer, Parent agrees to make a loan to the Company in an amount sufficient for the Company to repay the outstanding Indebtedness and any other obligations under the Credit Agreement, or, if such amount cannot be borrowed by the Company for any reason, to contribute such amount to the Company.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

          6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.  The
               ----------------------------------------------------------
obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or before the Closing Date of the following conditions:

          (a) No Injunctions or Restraints, Illegality.  No Laws shall have been
              ----------------------------------------
adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 6.1(a) shall not be available to any party whose failure to fulfill its obligations pursuant to
Section 5.3 shall have been the cause of, or shall have resulted in, such order or injunction.

          (b) HSR Act.  The waiting period (and any extension thereof)
              -------
applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) Purchase of Shares.  Parent, Merger Sub or their affiliates shall
              ------------------
have purchased Shares of Company Common Stock pursuant to the Offer.

          (d) Company Stockholder Approval.  If required by applicable law, the
              ----------------------------
Company shall have obtained the Required Company Vote in connection with the adoption of this Agreement by the stockholders of the Company.

          6.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB.
               -------------------------------------------------------------
The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction, or waiver by Parent, on or before the Closing Date, of the following conditions:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties of the Company set forth in this Agreement shall be true and correct on the Closing Date as though made on and as of the Closing Date, or in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except to the extent that failure to be true and correct does not constitute a Company Material Adverse Effect, and Parent shall have received a certificate of the Company, executed on its behalf by its chief executive officer and chief financial officer to such effect.

          (b) Performance of Obligations of the Company.  The Company shall have
              -----------------------------------------
performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or before the Closing Date, and Parent shall have received a certificate of the Company, executed on its behalf by its chief executive officer and chief financial officer to such effect.

The conditions set forth in Section 6.2 hereof shall cease to be conditions to the obligations of the parties if Merger Sub shall have accepted for payment and paid for Shares validly tendered pursuant to the Offer.

          6.3  ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.  The
               ---------------------------------------------------
obligations of the Company to effect the Merger are subject to the satisfaction, or waiver by the Company, on or before the Closing Date, of the following additional conditions:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct on the Closing Date as though made on and as of the Closing Date, or in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except to the extent that failure to be true and correct does not constitute a Parent Material Adverse Effect, and the Company shall have received a certificate of Parent, executed on its behalf by its chief executive officer and chief financial officer to such effect.

          (b) Performance of Obligations of Parent.  Parent shall have performed
              ------------------------------------
or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or before the Closing Date, and the Company shall have received a certificate of Parent, executed on its behalf by its chief executive officer and chief financial officer to such effect.

The conditions set forth in Section 6.3 hereof shall cease to be conditions to the obligations of the parties if Merger Sub shall have accepted for payment and paid for Shares validly tendered pursuant to the Offer.


                                  ARTICLE VII

                                  TERMINATION

          7.1  TERMINATION.  This Agreement may be terminated at any time before
               -----------
the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

          (a) By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

          (b) By either of the Company, on the one hand, or Parent and Merger Sub, on the other hand:

               (i) if shares of Company Common Stock shall not have been purchased pursuant to the Offer on or before the Extension Date; or

               (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their respective reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

               (iii) if, due to the occurrence of one of the events set forth on Annex A hereto (other than the event set forth in clause (g) thereof),
        -------
     Parent, Merger Sub or any of their affiliates shall have failed to commence the Offer on or before five business days following the date of the initial public announcement of the Offer; or

               (iv) if, due to a failure of any of the conditions set forth in

     Annex A hereto to be satisfied, the Offer is terminated or expires in
     -------
     accordance with its terms and the terms of this Agreement without Parent or Merger Sub, as the case may be, purchasing any shares of Company Common Stock thereunder.

          (c)  By the Company:

               (i) if, before the purchase of shares of Company Common Stock pursuant to the Offer, the Board of Directors either shall (A) have entered into an Agreement with respect to a Superior Proposal pursuant to clause
     (B)(iii) of Section 5.4, (B) have recommended a Superior Proposal, or (C) have withdrawn or modified in an adverse manner to Parent or Merger Sub its approval or recommendation of the Offer, this Agreement or the Merger (or the Board of Directors resolves to do any of the foregoing); or

               (ii) if Parent or Merger Sub shall have terminated the Offer, or the Offer shall have expired in accordance with its terms and the terms of this Agreement, without Parent or Merger Sub, as the case may be, purchasing any shares of Company Common Stock pursuant thereto.

          (d)  By Parent and Merger Sub:

               (i) if, before the purchase of shares of Company Common Stock pursuant to the Offer, the Board of Directors of the Company shall (A) have recommended an Acquisition Proposal, (B) have withdrawn or modified in a manner adverse to Parent or Merger Sub its approval or recommendation of the Offer, this Agreement or the Merger or (C) have executed an agreement in principle or definitive agreement relating to an Acquisition Proposal or similar business combination with a Person other than Parent, Merger Sub or their affiliates (or the Board of Directors of the Company resolves to do any of the foregoing).

Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 7.1 shall not be available to any party (a) that is in material breach of its obligations hereunder or (b) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder.

          7.2  EFFECT OF TERMINATION.
               ---------------------

          (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers or directors except with respect to Section 3.1(h), Section 3.2(e), Section 5.2(b), Section 5.6, this
Section 7.2 and Article VIII. Nothing in this Section 7.2 shall relieve any party hereto for breach of any covenant or other agreement in this Agreement before termination.

          (b) Parent and the Company agree that (i) if the Company shall terminate this Agreement pursuant to Section 7.1(c)(i), or if Parent shall terminate this Agreement pursuant to Section 7.1(d)(i), or (ii) this Agreement is terminated for any other reason (other than the breach of this Agreement by Parent or Merger Sub and other than pursuant to Section 7.1(a)) and, in the case of this clause (ii) only, (x) at the time of such termination there was pending an Acquisition Proposal from a third party and (y) the transactions contemplated by such Acquisition Proposal with such third party are consummated with such third party within one year after such termination, then the Company shall pay to Parent an amount equal to $28 million (the "COMPANY TERMINATION FEE").

          (c) Any payment required to be made pursuant to Section 7.2(b) shall be made to Parent not later than three Business Days after the termination of this Agreement or in the case of Section 7.2(b)(ii), three Business Days after the consummation of, an Acquisition Proposal, as applicable. All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

          8.1  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  None
               ---------------------------------------------------------
of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the consummation of the Offer, except for (x) those representations, warranties and covenants which are conditions to the Merger, which, for purposes of Section 6, shall survive until the Effective time, (y) those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the consummation of the Offer and (z) this Article VIII.

          8.2  NOTICES.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the tenth

Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

               (a)  if to the Company to:

                    Triangle Pacific Corp.
                    16803 Dallas Parkway
                    Dallas,  Texas 75248
                    Telephone: (214) 887-2300
                    Facsimile: (214) 887-2428
                    Attention:  Paul L. Barrett, Esq.


                    with a copy to:

                    O'Melveny & Myers LLP
                    153 E. 53rd Street
                    New York, New York 10022
                    Telephone:  (212) 326-2000
                    Facsimile:  (212) 326-2061
                    Attention:  Jeffrey J. Rosen, Esq.

               (b)  if to Parent or Merger Sub, to:

                    Armstrong World Industries, Inc.
                    313 West Liberty Street
                    Lancaster, Pennsylvania 17604
                    Telephone: (717) 397-0611
                    Facsimile: (717) 396-2983
                    Attention: Deborah K. Owen, Esq.

                    with a copy to:

                    Rogers & Wells LLP
                    200 Park Avenue
                    New York, New York
                    Telephone: (212) 878-8000
                    Facsimile: (212) 878-8375
                    Attention: Robert E. King, Jr., Esq.
                           Bonnie A. Barsamian, Esq.

          8.3  INTERPRETATION.  When a reference is made in this Agreement to
               --------------
Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. The words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to who such information is to be made available. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          8.4  COUNTERPARTS.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          8.5  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.
               ----------------------------------------------

          (a) This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 5.5(a) and 5.7 (which are intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

          8.6  GOVERNING LAW.  This Agreement shall be governed and construed in
               -------------
accordance with the laws of the State of Delaware.

          8.7  SEVERABILITY.  If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          8.8  ASSIGNMENT.  Neither this Agreement nor any of the rights,
               ----------
interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          8.9  SUBMISSION TO JURISDICTION; WAIVERS.  Each of the Company and
               -----------------------------------
Parent irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of the Company and Parent hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the Company and Parent hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.9, (c) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (d) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          8.10 ENFORCEMENT.  The parties agree that irreparable damage would
               -----------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          8.11 AMENDMENT.  This Agreement may be amended by the parties hereto,
               ---------
by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and Parent, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval; and provided, however, that after
                                                --------  -------
the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce or change the Merger Consideration or adversely affect the rights of the Company's shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          8.12 EXTENSION; WAIVER.  At any time before the Effective Time, the
               -----------------
parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

          8.13 DEFINITIONS.  As used in this Agreement:
               -----------

          (a) "DATE HEREOF" means June 12, 1998.

          (b) "BOARD OF DIRECTORS" means the Board of Directors of any specified Person and any committees thereof.

          (c) "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York.

          (d) "INDEBTEDNESS" of any person means all obligations of such person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other person.

          (e) "THE OTHER PARTY" means, with respect to the Company, Parent and Merger Sub and means, with respect to Parent, the Company.

          (f) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (g) "PERMITTED LIEN" means any Lien that:

     (i) is a lien of a landlord, carrier, warehouseman, mechanic, materialman, or any other statutory lien arising in the ordinary course of business;

     (ii) is a lien for Taxes not yet due or being contested in good faith;

     (iii) with respect to the right of Seller to use any property leased to Seller, arises by the terms of the applicable lease;

     (iv) is a purchase money security interest arising in the ordinary course of business;

     (v) is a lien granted prior to the date hereof pursuant to the Credit Agreement; or

     (vi) does not materially detract from the value of the encumbered property or assets or materially detract from or interfere with the use of the encumbered property or assets in the ordinary course of business.

          (h) "STOCK TENDER AGREEMENT" means that certain stock tender agreement dated as of the date hereof by and between Parent or Merger Sub and the other parties thereto.

          (j) "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          8.14 OTHER AGREEMENTS.  The parties hereto acknowledge and agree that,
               ----------------
except as otherwise expressly set forth in this Agreement, the rights and obligations of the Company and Parent under any other agreement between the parties shall not be affected by any provision of this Agreement.

     IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.


                      TRIANGLE PACIFIC CORP.



                              By:       /s/ Floyd F. Sherman
                                        -----------------------------------
                              Title:    Chairman of the Board and Chief
                                        -----------------------------------
                                        Executive Officer
                                        -----------------------------------

                      ARMSTRONG WORLD INDUSTRIES, INC.



                              By:       /s/ George A. Lorch
                                        -------------------------------------
                              Title:    Chairman of the Board, President and
                                        -------------------------------------
                                        Chief Executive Officer
                                        -------------------------------------

                      SAPLING ACQUISITION, INC.


                              By:       /s/ George A. Lorch
                                        -----------------------------------
                              Title:    President and Chairman
                                        -----------------------------------
                                        of the Board of Directors

                                                                         ANNEX A
                                                                         -------


                            CONDITIONS TO THE OFFER
                            -----------------------

          Notwithstanding any other provision of the Offer, subject to the provisions of the Merger Agreement, Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may not accept for payment any tendered Shares if (i) any applicable waiting period under the HSR Act has not expired or been terminated prior to the expiration of the Offer, (ii) the Minimum Condition has not been satisfied or
(iii) at any time on or after June 12, 1998, and before the time of acceptance of Shares for payment pursuant to the Offer, any of the following events shall occur:

          (a) there shall have been any statute, rule, regulation, judgment, decision, action, order or injunction promulgated, entered, enforced, enacted or issued applicable to the Offer or the Merger by any federal or state governmental regulatory or administrative agency or authority or court or legislative body or commission that (1) prohibits the consummation of the Offer or the Merger, (2) prohibits Parent's or Merger Sub's ownership or operation of all or a majority of the Company's businesses or assets, or imposes any material limitations on Parent's or Merger Sub's ownership or operation of all or a majority of the Company's businesses or assets or constitutes a Company Material Adverse Effect or a Parent Material Adverse Effect, (3) imposes material limitations on the ability of Parent or Merger Sub to acquire or hold, or exercise full rights of ownership of, any Shares to be accepted for payment pursuant to the Offer including, without limitation, the right to vote such Shares on all matters properly presented to the stockholders of the Company, or any federal or state governmental regulatory or administrative agency or authority shall have commenced or threatened to commence litigation or another proceeding intended to achieve the results set forth in clauses (1)-(3) above;

provided, that the parties shall have used their reasonable best efforts to
--------
cause any such statute, rule, regulation, judgment, order or injunction to be vacated or lifted;

          (b) (i) the representations and warranties of the Company set forth in the Merger Agreement (without giving effect in any such representation or warranty to any materiality or Company Material Adverse Effect standard, qualification or exception contained therein) shall not be true and accurate as of the date of the Merger Agreement and at the scheduled or extended expiration of the Offer (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations or warranties to be true and accurate, individually or in the aggregate, does not constitute a Company Material Adverse Effect, or (ii) the Company shall have breached or failed to perform or comply in any material respect with any covenant required by the Merger Agreement to be performed or complied with by it except, in the case of covenants set forth in Sections 4.1(a) and (j), where the failure to perform or comply with such covenants does not constitute a Company Material Adverse Effect.

          (c) the Merger Agreement shall have been terminated in accordance with its terms;

          (d) it shall have been publicly disclosed that any Person, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act) shall have acquired beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than a majority of the then-outstanding Shares, through the acquisition of stock, the formation of a group or otherwise;

          (e) the Board of Directors of the Company shall or any Committee thereof have withdrawn or modified in a manner adverse to Parent or Merger Sub its approval or recommendation of the Offer or the Merger or the adoption of the Agreement or recommended an Acquisition Proposal other than the one contemplated by the Merger Agreement, or shall have executed an agreement in principle a definitive agreement relating to such an Acquisition Proposal or similar business combination with a Person or entity other than Parent, Merger Sub or their affiliates, or the Board of Directors of the Company shall have adopted a resolution to do the foregoing; or

          (f) there shall have occurred and be continuing (i) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory) or (iii) any limitation (whether or not mandatory) by an United States governmental authority or agency on the extension of credit by banks or other financial institutions which in the reasonable judgment of Parent or Merger Sub, in any such case, makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments;

          (g) all consents, registrations, approvals, permits, authorizations, notices, reports or other filings required to be obtained or made by the Company, Parent or Merger Sub with or from any Governmental Entity in connection with the execution, delivery and performance of the Merger Agreement, the Offer and the consummation of the transactions contemplated by the Merger Agreement shall not have been made or obtained and such failure could reasonably be expected to have a Company Material Adverse Effect; or

          (h) any change shall have occurred since the date of the Merger Agreement that individually or in the aggregate constitutes a Company Material Adverse Effect.

          The foregoing conditions are for the sole benefit of Merger Sub and Parent and, subject to the terms of the Merger Agreement, may be asserted by either of them or may be waived by Parent or Merger Sub, in whole or in part at any time and from time to time in the sole discretion of Parent or Merger Sub. The failure by Parent or Merger Sub at any time to exercise any such rights shall not be deemed a waiver of any right and each right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                      A-3